QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2002

THE MACERICH COMPANY
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

1-12504	95-4448705
(Commission File Number)	(IRS Employer Identification No.)
401 Wilshire Boulevard, Suite 700, Santa Monica, CA (Address of principal executive offices)	90401 (Zip Code)

Registrant's telephone number, including area code: (310) 394-6000

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.

        On November 21, 2002, The Macerich Company, a Maryland corporation (the "Company"), entered into an Equity Underwriting Agreement, dated November 21, 2002, by and among the Company and Deutsche Bank Securities Inc., Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Lehman Brothers Inc. and McDonald Investments Inc., as representatives of the several Underwriters, for the sale by the Company of up to 15,180,000 shares of its common stock. The Equity Underwriting Agreement is filed as Exhibit 1.1 to this Current Report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits
1.1	Equity Underwriting Agreement, dated November 21, 2002, by and among The Macerich Company and Deutsche Bank Securities Inc., Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Lehman Brothers Inc. and McDonald Investments Inc., as representatives of the several Underwriters.
5.1	Opinion of O'Melveny & Myers LLP as to the validity of the shares.
23.1	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on November 21, 2002.

THE MACERICH COMPANY
By:	/s/ RICHARD A. BAYER Richard A. Bayer Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
1.1	Equity Underwriting Agreement, dated November 21, 2002, by and among The Macerich Company and Deutsche Bank Securities Inc., Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, J.P. Morgan Securities Inc., Lehman Brothers Inc. and McDonald Investments Inc., as representative of the several Underwriters
5.1	Opinion of O'Melveny & Myers LLP as to the validity of the shares
23.1	Consent of O'Melveny & Myers LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP

QuickLinks

FORM 8-K
Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX